Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-55180) of Sales Online Direct, Inc. of our report dated May 7, 2001, on our audit of the financial statements of Sales Online Direct, Inc., which report appears in the December 31, 2000 annual report on Form 10-KSB of Sales Online Direct, Inc.

Wolf & Company, P. C.


Boston, Massachusetts
May 11, 2001



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